SECURITIES AND EXCHANGE COMMISSION


                          WASHINGTON, D.C. 20549


                           _____________________



                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934




Date of Report                                    June 23, 1999
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                    (Date of earliest event reported)




                 New York State Electric & Gas Corporation
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
          (Exact name of registrant as specified in its charter)



   New York                  1-3103-2           15-0398550
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(State or other            (Commission         (IRS Employer
 jurisdiction of            File Number)      Identification No.)
 incorporation)



P.O. Box 3287, Ithaca, NY                       14852-3287
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Address of principal executive offices)        (Zip Code)




                                                    607-347-4131
Registrant's telephone number, including area code . . . . . .



                                    NA
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   (Former name or former address, if changed since last report)

                                     Item 5.  Other Events

Nine Mile Point nuclear generating unit No. 2
(See Form 10-Q for quarter ended March 31, 1999, Item 2 (b) -
Liquidity and Capital Resources)

          On June 24, 1999, New York State Electric & Gas Corporation and Niagara Mohawk Power Corporation issued the following news release regarding the sale of their ownership interests, 18 percent and 41 percent, respectively, in the Nine Mile Point nuclear generating unit No. 2 to AmerGen Energy
Company:


NIAGARA MOHAWK AND NYSEG
TO SELL NUCLEAR ASSETS TO AMERGEN ENERGY

FOR IMMEDIATE RELEASE

     SYRACUSE and BINGHAMTON, June 24, 1999   Niagara Mohawk
Power Corp. will sell its ownership of the Nine Mile Point 1 and 2 nuclear plants, and New York State Electric & Gas Corp. (NYSEG) will sell its ownership of the Nine Mile 2 nuclear plant, to AmerGen Energy Company, a joint venture of PECO Energy Company and British Energy, under an agreement announced today.

     Niagara Mohawk is a wholly owned subsidiary of Niagara
Mohawk Holdings, Inc. (NYSE:NMK). NYSEG is a wholly owned subsidiary of Energy East Inc. (NYSE: NEG).

     At closing, Niagara Mohawk will receive $63.55 million in proceeds based on its 41 percent ownership share of Nine Mile 2 and NYSEG will receive $27.9 million in proceeds based on its 18 percent ownership share. Niagara Mohawk will also receive $71.7 million for Nine Mile 1. Niagara Mohawk and NYSEG may receive additional payments through a financial sharing agreement based on actual market prices through 2012.

     The sale furthers Niagara Mohawk s and NYSEG s strategies to exit the generation business and advances AmerGen s efforts to become a premier operator of nuclear plants in the United States.


      The sale of our nuclear assets is another step toward creating a competitive generation market, a key component of our PowerChoice plan to reduce rates and provide customer choice, said William E. Davis, Niagara Mohawk s chief executive officer.
 This sale will also protect customers and shareholders from unforeseen operating and decommissioning costs. In addition, the sale to AmerGen puts the plants in the hands of a proven operator committed to pursuing growth in the nuclear generation business. That is good news for the plants employees and the region s economy.

     Michael I. German, president and chief operating officer of NYSEG said: This sale is in the best long-term interest of NYSEG s customers and the State of New York. It helps insulate our customers from further rate increases and brings a world-class operator of nuclear plants into New York state.

     AmerGen was formed in 1997 as a joint venture by PECO
Energy, of Philadelphia, and British Energy, of Edinburgh,
Scotland, to purchase and operate nuclear plants in the United
States. Both companies have a strong commitment to the future of nuclear power and share similar operational cultures involving people, processes, safety and reliability.

     "We are pleased to announce an agreement to add Nine Mile Point and its excellent operating staff to our portfolio of AmerGen generation assets, said Dickinson M. Smith, chief executive officer of AmerGen. When the sale is completed, our business goals will be to operate the units with a total commitment to safety, to provide reliable, efficient energy for the region for many years to come, and to continue Niagara Mohawk's tradition of being a good, involved neighbor in the community."

     Dr. Robin Jeffrey, AmerGen president and executive director of British Energy's North American ventures said: "Nine Mile Point will be our largest potential acquisition to date, and it marks real progress in our North American strategy. We are committed to delivering shareholder value and growth, and we are confident both units at Nine Mile Point will play a significant role as AmerGen realizes its commercial potential in North America's electricity market."

     As part of the agreement, AmerGen will offer to continue employment to the approximately 1,330 employees at the two plants and will accept the current collective bargaining agreement with International Brotherhood of Electrical Workers Local 97.

     The agreement also calls for Niagara Mohawk and NYSEG to purchase electricity from AmerGen at negotiated prices for three years from Nine Mile 2. A similar five-year agreement is in place between Niagara Mohawk and AmerGen for electricity from Nine Mile 1.

     The Nuclear Regulatory Commission, Federal Energy Regulatory
Commission, New York State Public Service Commission, and other regulatory bodies must approve the sale. Completion of the sale is expected early next year.

     AmerGen will assume full responsibility for the decommissioning of Nine Mile 1 and its eventual ownership share of Nine Mile 2. The decommissioning fund will be pre-funded to a fixed amount by the sellers, with all potential costs above the fixed amount paid by AmerGen.

     Nine Mile Point is a two-unit boiling water reactor site. Nine Mile 1, a 614-megawatt unit, began producing electricity in 1969. Nine Mile 2, a 1,140-megawatt unit, began producing electricity in 1988. Niagara Mohawk operates both plants. The plants are located in Scriba, N.Y., approximately 40 miles north of Syracuse.

     In addition to Niagara Mohawk and NYSEG, the other Nine Mile 2 co-owners are: Long Island Power Authority (18 percent), Rochester Gas and Electric Corp. (14 percent), and Central Hudson Gas & Electric Corp. (9 percent). Their ownership shares of the plant are not included in the sale. Options available to the co-owners include matching the AmerGen offer, participating in the sale or retaining their ownership interest. Niagara Mohawk is the operator and sole owner of Nine Mile 1.

     Niagara Mohawk, a subsidiary of Niagara Mohawk Holdings Inc., is a regulated energy delivery company with the largest service territory in New York State. The company serves more than 1.5 million electricity customers and more than 540,000 natural gas customers across 24,000 square miles.

     NYSEG is a subsidiary of Energy East Corporation, an energy delivery, products and services company doing business in New York, Massachusetts, Maine and New Hampshire. NYSEG supplies, markets and delivers electricity to 817,000 customers and natural gas to 243,000 customers across more than 40% of upstate New York.

     PECO Energy is an electric and gas utility serving 1.5 million electric customers in the five-county Philadelphia area and 400,000 natural gas customers in four suburban counties. It is one of the nation's largest nuclear utilities, producing more than 33.5 billion kilowatt-hours of electricity in 1998 at its Limerick and Peach Bottom generating stations. PECO Energy has set new nuclear performance standards in safety, availability and capacity factors, efficient refueling outages, and low operating and maintenance costs.

     PECO Energy also owns and operates coal, natural gas, oil, landfill gas and hydro power plants. PECO Energy's Power Team operates a 24-hour energy trading floor with transactions in 47 states and Canada.

     British Energy provides more than 20 percent of Britain's electricity and is the U.K.'s largest generator. It owns and operates 15 nuclear power reactors in the United Kingdom, with 9,600 megawatts of generation, including seven advanced gas-cooled nuclear stations and one pressurized water reactor station. In July 1996, British Energy was successfully privatized through a public offering of stock. The company has distinguished itself on nuclear operations through its outstanding safety record and by reducing costs and increasing output and profit following privatization, it has market capitalization equivalent to $5.9 billion (U.S.) and has approximately 5,100 employees.

     J. P. Morgan & Co. Inc. acted as financial advisor to the sellers.




                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                  NEW YORK STATE ELECTRIC & GAS CORPORATION
                           (Registrant)






                  By  /s/Sherwood J. Rafferty
                         Sherwood J. Rafferty
                         Senior Vice President
                         and Chief Financial Officer


Date:  June 24, 1999